                         SCHEDULE 14A INFORMATION

      PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                           EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:

/X/ Preliminary Proxy Statement

/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule
    14a-12

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))


                 Advanced Polymer Systems, Inc.
             ---------------------------------------
          (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than
                        the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:
============================================================

             ADVANCED POLYMER SYSTEMS, INC.

        NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                TO BE HELD JUNE 16, 1999
             -------------------------------

To the Stockholders of Advanced Polymer Systems, Inc.:

The Annual Meeting of Stockholders of Advanced Polymer Systems, Inc. (the "Company") will be held at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California, on June 16, 1999, at 9:00 a.m. local time, for the following purposes:

1. To elect eight directors to hold office until the next annual meeting of stockholders and until their successors are elected.

2. To transact such other business as properly may come before the meeting, or any adjournments or postponements of the meeting.

Only stockholders of record at the close of business on April 22, 1999, are entitled to notice of, and to vote at, the meeting and any adjournments or postponements of the meeting. A list of such stockholders will be open to examination by any stockholders at the Annual Meeting and for a period of ten days prior to the Annual Meeting during ordinary business hours at the offices of [the Company's counsel, Heller Ehrman White & McAuliffe, located at 525 University Avenue, Suite 1100, Palo Alto, California 94301.]

                            BY ORDER OF THE BOARD OF DIRECTORS,

                            Julian N. Stern, Secretary

Redwood City, California
May 10, 1999


                       - IMPORTANT -
     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON,
PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED [WHITE] PROXY
     CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTPAID ENVELOPE.
                 THANK YOU FOR ACTING PROMPTLY.


                 ADVANCED POLYMER SYSTEMS, INC.
                      123 Saginaw Drive
                 Redwood City, California 94063
                       (650) 366-2626

                       PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Advanced Polymer Systems, Inc. ("APS" or the "Company"), a Delaware corporation. The proxy is solicited for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 9:00 a.m. local time on June 16, 1999, at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California. The approximate date on which this proxy statement and the accompanying notice and proxy are first being mailed to stockholders is May 10, 1999.

VOTING

Only stockholders of record at the close of business on April 22, 1999, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. At the close of business on that date, the Company had outstanding 20,068,113 shares of its Common Stock, $.01 par value (the "Common Stock"). Holders of a majority of the outstanding shares of Common Stock of the Company, either present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Holders of Common Stock are entitled to one vote for each share of Common Stock held. In the election of directors, the eight candidates receiving the highest number of affirmative votes of the shares present and voting at the Annual Meeting at which a quorum is present will be elected directors. See "Nominations by Providence Investors, LLC" below. With respect to the election of directors, where no vote is specified on a proxy, the votes represented by the [white] proxy card will be cast, at the discretion of the proxies named therein, for all the candidates nominated by the Board. An affirmative vote of a majority of the shares present and voting at the meeting is generally required for approval of any other items properly submitted to the stockholders for their consideration.

Abstentions are included in the determination of whether a quorum is present at the meeting and are counted in tabulations of the votes cast on proposals presented to stockholders and have the same effect as negative votes. Proxies marked to withhold authority for all directors will not be counted in the election of directors. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (a broker non-vote), while those shares will be included in the determination of whether a quorum is present, broker non-votes will have no effect on any matter brought before the Annual Meeting, including the election of directors.

REVOCABILITY OF PROXIES

Proxies which are properly executed and received by the Company before the Annual Meeting will be voted at the Annual Meeting. Any stockholder giving a proxy has the power to revoke the proxy at any time prior to its exercise. A proxy can be revoked by an instrument of revocation delivered prior to the Annual Meeting to the Secretary of the Company, by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked, or at the Annual Meeting if the stockholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

SOLICITATION OF PROXIES

Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, telegraph, telefax or electronic communications. No additional compensation will be paid for any such services. Costs of solicitation will be borne by the Company. APS will, upon request, reimburse the reasonable fee and expenses of banks, brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose accounts they hold shares of Common Stock.

The Company has retained MacKenzie Partners, Inc. ("MacKenzie") to assist in the solicitation of proxies. Pursuant to the Company's agreement with MacKenzie, it will provide various proxy advisory and solicitation services for the Company at a cost of [$___], plus reasonable out-of-pocket expenses and indemnification against certain liabilities. It is expected that MacKenzie will use approximately [__] persons in such solicitation.

Certain information concerning the directors, executives and other representatives of the Company who may solicit proxies is attached to this Proxy Statement as APPENDIX A. Certain information concerning the Common Stock held by the persons listed in APPENDIX A, and certain transactions between any of them and the Company, is set forth in APPENDIX B.

Although no precise estimate can be made at this time, the Company anticipates that the aggregate amount to be spent by the Company in connection with the solicitation of proxies by the Company will be approximately $_____, of which approximately $______ has been incurred to date. This amount includes the fees payable to MacKenzie but excludes (i) the salaries and expenses of officers, directors, and employees of the Company, (ii) the fees and expenses payable to Warburg Dillon Read described below, and (iii) the normal expenses of an uncontested election. The aggregate amount to be spent will vary depending on, among other things, any developments that may occur in the proxy contest described above.

Please complete, date and sign the enclosed [WHITE] proxy card and return it promptly in the envelope provided. If your shares are held in "street name," only your bank or broker can vote your shares and only upon your specific instructions. Please contact the person responsible for your account and instruct him or her to vote the [WHITE] proxy card as soon as possible.

The Board of Directors urges you NOT TO SIGN any [COLORED] proxy card sent to you by Providence Investors, LLC. See "Nominations by Providence Investors, LLC" below. If you have already done so, you may revoke your previously signed [COLORED] proxy by delivering a written notice of revocation or a later dated [WHITE] proxy card in the enclosed envelope.

FINANCIAL ADVISOR

The Company has engaged Warburg Dillon Read LLC ("Warburg Dillon Read") to act as exclusive financial advisor to the Company to assist in the possible sale of all or part of the Company and to evaluate other possible strategic alternatives that may be available to the Company. In connection with Warburg Dillon Read's engagement as financial advisor, the Company anticipates that certain employees of Warburg Dillon Read may communicate in person, by telephone or otherwise, with a limited number of institutions, brokers or other persons who are stockholders of the Company in connection with its role as financial advisor, which may be deemed to be assisting with the Company's proxy solicitation; the Company does not anticipate that Warburg Dillon Read or its employees will make any actual recommendation to stockholders on voting on any matter.

Pursuant to the terms of Warburg Dillon Read engagement, the Company has agreed to pay Warburg Dillon Read for its services in assisting with the possible sale of all or part of the Company (i) an engagement fee of $50,000 payable on Warburg Dillon Read's engagement, (ii) an opinion fee of $400,000 in the event that Warburg Dillon Read renders an opinion in connection with a sale of the entire equity interest in the Company or substantially all of its assets on terms approved by the Company (a "Transaction"), and (iii) a transaction fee equal to the greater of $1,000,000 or 1.00% of the total consideration (including any Company debt assumed) payable in such Transaction. If the Company completes any extraordinary transactions that does not constitute a Transaction, the Company and Warburg Dillon Read will negotiate in good faith the appropriate fee for Warburg Dillon Read's services. The fees payable under clauses (i) and (ii) above are credited against any fee payable under clause (iii). The Company also has agreed to reimburse Warburg Dillon Read for out-of-pocket expenses incurred by Warburg Dillon Read in connection with its services, and to indemnify Warburg Dillon Read and related persons and entities against certain liabilities, including liabilities under the federal securities laws, arising out of its engagement. Warburg Dillon Read will not be paid any fees in connection with its engagement as financial advisor or the Company's proxy solicitation other than as set forth above. Warburg Dillon Read does not admit that it or any of its directors, officers or employees is a "participant" as defined in Schedule 14A promulgated under the Securities Act of 1934, as amended, in the solicitation, or that Schedule 14A requires the disclosure of certain information concerning Warburg Dillon Read.

               NOMINATIONS BY PROVIDENCE INVESTORS, LLC

In a letter dated April 20, 1999 (the "Providence Notice"), Providence Investors, LLC ("Providence") notified the Company that it intended to nominate eight individuals for election to the Board. Providence's notice states that one of its nominees is President of Providence Capital, a NASD registered broker-dealer, one is the chairman (nonexecutive) of an airline catering company, one is the general partner of an investment management company, one is a retired senior executive of a health care provider, one is a former chairman of a regional airline, one is a private investor, one is chairman of a specialty chemical company and the managing general partner of a real estate investment and development firm, and one is with a company whose business was not disclosed in the Providence Notice.

The Board is convinced that the election of new directors nominated by Providence would run directly counter to the best interests of the Company's stockholders. The Board is intimately familiar with the Company and the industry in which it operates. The Board is fully committed to maximizing value for all the Company's stockholders; with unanimous Board approval the Company has commenced the process of reviewing all strategic alternatives, including the possible sale of the Company, with its financial advisor Warburg Dillon Read. The Board believes that a change in the Board at this time would be highly disruptive to the process the Company is actively pursuing and could raise significant concerns with current and future business partners, although there can be no assurance that the sale process will be successfully completed. It would also be very unsettling to our key management and other personnel, who represent a unique and very important asset to the Company. In addition, the Board has concluded that election of a Board of Directors nominated by Providence is not warranted by the size of the investment in the Company by Providence and entities that may be affiliated with it (approximately 2.0% as of the date of Providence Notice).

The Company is not responsible for the accuracy of any information provided by or relating to Providence contained in the Providence Notice, in any proxy materials filed or disseminated by Providence or any other statement it may make.

          COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                    OWNERS AND MANAGEMENT

The following table sets forth beneficial Common Stock ownership as of April 22, 1999, by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director, including nominees, and each executive officer named in the Summary Compensation Table included in the Proxy Statement, and (iii) all executive officers and directors as a group. Each person has sole investment and voting power with respect to the shares indicated, subject to community property laws where applicable and except as otherwise set forth in the footnotes to the table.

                                                NUMBER     PERCENT
                                                  OF          OF
           NAME                                SHARES(1)    CLASS(1)
-------------------------------------------    ---------    --------
Carl Ehmann, M.D., F.A.C.P.(2)                     67,686    *
Jorge Heller, Ph.D.(3)                            100,686    *
John J. Meakem, Jr.(4)                            905,967    4.4
Michael O'Connell(5)                              371,526    1.8
Peter Riepenhausen(6)                              93,686    *
Les Riley(7)                                      194,098    1.0
Toby Rosenblatt(8)                                266,212    1.3
Subhash Saxena, Ph.D.(9)                          149,912    *
Gregory H. Turnbull(10)                            75,686    *
C. Anthony Wainwright(11)                          24,186    *
Dennis Winger(12)                                  75,686    *
Johnson & Johnson Development Corporation(13)   1,332,101    6.6
One Johnson & Johnson Plaza
New Brunswick, NJ 08933
Citigroup, Inc.(14)                             4,657,561   23.2
388 Greenwich Street
New York, NY 10013
Officers and Directors as a group(11 persons)   2,325,331   10.6
 (2)(3)(4)(5)(6)(7)(8)(9)(10)(11)(12)

--------------
 *   Less than one percent.
(1) Assumes the exercise of all outstanding options and warrants to purchase Common Stock held by such person or group to the extent exercisable on or before June 22, 1999, and that no other person has exercised any outstanding stock options.
(2) Includes 65,000 shares underlying presently exercisable stock options.
(3) Includes 90,000 shares underlying presently exercisable stock options.
(4) Includes 654,247 shares underlying presently exercisable stock options.
(5) Includes 346,249 shares underlying presently exercisable stock options.
(6) Includes 8,000 shares held as joint tenant with Mr. Riepenhausen's spouse and 85,000 shares underlying presently exercisable stock options.
(7) Includes 172,917 shares underlying presently exercisable stock options.
(8) Includes 75,000 shares underlying presently exercisable stock options.
(9) Includes 148,834 shares underlying presently exercisable stock options.
(10) Includes 75,000 shares underlying presently exercisable stock options.
(11) Includes 22,500 shares underlying presently exercisable stock options.
(12) Includes 75,000 shares underlying presently exercisable stock options.
(13) Based solely on information contained in a Schedule 13G dated July 6, 1998.
(14) Based solely on information contained in a Schedule 13G dated January 8, 1999, and includes 1,659,500 shares held by Mutual Management Corporation and 2,998,061 shares held by Solomon Smith Barney, Inc.

                     ELECTION OF DIRECTORS

Eight directors are to be elected to the Board at the Annual Meeting, each to serve for a one year term until the Annual Meeting to be held in 2000, and until his or her successor has been elected and qualified. All the candidates nominated by the Board of Directors presently are directors of APS. It is intended that proxies received will be voted "FOR" the election of the nominees, unless marked to the contrary.

The Board has no reason to believe that any of the nominees will be unable or unwilling to serve as a director if elected. If any nominee should become unavailable prior to the election, the accompanying proxy will be voted for the election of any nominee who is designated by the present Board of Directors to fill the vacancy.

INFORMATION CONCERNING THE BOARD OF DIRECTORS:

The nominees for Directors of APS and their ages and position with the Company are as follows:

                                                         DIRECTOR
NAME                     AGE  POSITION WITH COMPANY       SINCE
-----------------------  ---  ---------------------      --------
John J. Meakem, Jr.       62  Chairman, President and CEO  1991
Carl Ehmann, M.D. (3)     56  Director                     1994
Jorge Heller, Ph.D. (3)   71  Director                     1991
Peter Riepenhausen (2)    62  Director                     1991
Toby Rosenblatt (1)(2)    60  Director                     1983
Gregory H. Turnbull (1)   60  Director                     1986
C. Anthony Wainwright (2) 65  Director                     1996
Dennis Winger (1)         51  Director                     1993

----------------
(1) Member of the Finance and Audit Committee of the Board.
(2) Member of the Compensation and Stock Option Committee of the
    Board.
(3) Member of the Science Oversight Committee of the Board.

   John J. Meakem, Jr. -- chief executive officer and president of APS since June 1991, director since July 1991; chairman of APS board of directors since March 1993; chairman of Premier, Inc., a privately held company, from 1986 until its acquisition by APS in 1993. From 1970 to 1986, Mr. Meakem was with Combe, Inc. and served as corporate executive vice president and president of Combe, North America. Prior to that Mr. Meakem was vice president of Richardson-Vicks, Inc.

   Carl Ehmann, M.D., F.A.C.P. -- director of APS since June 1994. Dr. Ehmann currently serves as Group Director, Global Research and Development of Reckitt & Colman plc. Formerly, he was executive vice president - research and development of R.J. Reynolds Tobacco Company where he also served as a member of the executive and operating committee from 1992 until 1996. From 1987 until 1992, he was executive vice president of research and development at Johnson & Johnson Consumer Products, Inc.

   Jorge Heller, Ph.D. -- director of APS since April 1991. Dr. Heller is a full time consultant to the Company and its Chief Scientist. Prior to joining the Company, Dr. Heller was director of the controlled release and biomedical polymers program at SRI International until January 1994, where he was a staff member since 1974. He is also adjunct professor of pharmacy at the University of California, San Francisco, and at the University of Utah. He is editor of the Journal of Controlled Release and past president of the Controlled Release Society.

   Peter Riepenhausen -- director of APS since April 1991. Mr. Riepenhausen is currently a business consultant. He was president and chief executive officer of ReSound Corporation from 1994 to 1998. He serves as a director of Weru A.G. He also served as a director of Caradon (Europe) plc from April 1994 until September 1998. He served as vice chairman of the board of directors of The Cooper Companies, Inc. from January, 1987 until September, 1989, and from January, 1984 until December, 1986 he was executive vice president of The Cooper Companies, Inc. Mr. Riepenhausen has also held executive positions with Blendax-Werke R. Schneider GmbH & Co. of West Germany and Pepsico, Inc.

   Toby Rosenblatt -- director of APS since September, 1983. Mr. Rosenblatt is president of The Glen Ellen Company and vice president of Founders Investments, Ltd. Both companies are involved in private investment activities. Mr. Rosenblatt also serves as a director of State Street Research Mutual Funds and is a trustee of numerous civic and educational institutions.

   Gregory H. Turnbull -- director of APS since February, 1986. Mr. Turnbull is currently a business consultant and a director of Planar Systems, Inc. Previously, he was a general partner of Cable & Howse Ventures, a venture capital organization which he first joined in 1983, and of which he is currently a special limited partner. Prior to his work as a venture capitalist, Mr. Turnbull was an investment banker for 15 years with Morgan Stanley & Co. and White Weld & Co.

Charles Anthony Wainwright -- director of APS since November 1996. Mr. Wainwright is currently vice chairman of McKinney & Silver, a national advertising agency and a director of the following companies: Gibson Greetings, American Woodmark Corp., Del Webb Corp., Caribiner Corp., and Marketing Services Group, Inc. He was the chairman of Harris Drury Cohen from 1995 until early 1997 and from 1990 to 1995, he was the chairman of Compton Partners, Saatchi & Saatchi. He was also the president and chief operating officer of the Bloom Companies from 1980 until 1989.

Dennis Winger -- director of APS since February 1993. Mr. Winger is senior vice president and chief financial officer of Perkin-Elmer Corporation. From 1989 to 1997, Mr. Winger was senior vice president, finance and administration and chief financial officer of Chiron Corporation. He was also a member of Chiron's Strategy Committee. Prior to joining Chiron, Mr. Winger held a series of financial positions at The Cooper Companies, Inc., including chief financial officer.

MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors met four times during 1998. Except for Mr. Toby Rosenblatt, each of the directors participated in at least 75% of the total number of meetings of the Board and of the committees of the Board on which each served.

The Board has a Finance and Audit Committee, a Compensation and Stock Option Committee and a Science Oversight Committee. The Finance and Audit committee, which met two times during the last fiscal year, consisted of Messrs. Rosenblatt, Turnbull and Winger. The Finance and Audit Committee recommends engagement of the Company's independent auditors and reviews the scope and results of the annual independent audit of the Company's books and records. The Committee is also responsible for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls, and reviewing its plans for providing appropriate financial resources to sustain the Company's operations. The Compensation and Stock Option Committee, which met four times during the year, consisted of Messrs. Riepenhausen, Rosenblatt and Wainwright. The function of the Compensation and Stock Option Committee is to propose and review the compensation policies of the Company and to administer the Company's stock option and stock purchase plans. The Science Oversight Committee, which met three times during the year, consisted of Dr. Ehmann and Dr. Heller. The function of the Science Oversight Committee is to review the Company's research and development activities.

COMPENSATION OF DIRECTORS

Under the Company's 1992 Stock Option Plan, each nonemployee director of the Company is automatically granted an option to acquire 10,000 shares of Common Stock annually and receives a one-time automatic grant to acquire 25,000 shares when first elected as a director. In addition, nonemployee directors of the Company receive $12,000 per year, payable in installments, one-half in cash and one-half in unregistered Common Stock of the Company valued at the closing price of the Company's Common Stock on the last trading date of the relevant period. Each nonemployee director of the Company is also paid $1,000 for each meeting of the Board of Directors attended and $500 for each committee meeting attended on a date other than the date of a regularly scheduled Board meeting. The Company paid no other Directors' fees for the fiscal year ended December 31, 1998. Certain directors of the Company have received consulting fees. See "Certain Transactions."

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, as well as any holders of more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission certain reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on review of such reports and certain representations furnished to it, the Company believes that during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers and directors were complied with.
                    EXECUTIVE COMPENSATION

The following Summary Compensation Table shows the total compensation for fiscal years 1998, 1997 and 1996 of the chief executive officer and the other most highly compensated executive officers whose salary exceeded $100,000 in 1998.

SUMMARY COMPENSATION TABLE

                                ANNUAL             LONG-TERM
                             COMPENSATION     COMPENSATION AWARDS
                             ------------     -------------------
                                             RESTRICTED SECURITIES
                                               STOCK    UNDERLYING   ALL
                             SALARY   BONUS    AWARDS    OPTIONS    OTHER
NAME AND POSITION      YEAR   ($)      ($)     ($)(1)    (#)     COMPENSATION
-----------------      ----  ------   -------  ------   -------  ------------

John J. Meakem, Jr.    1998  373,654        0  359,400  198,000    4,800(2)
  Chairman, President  1997  339,635  100,000        0   50,000    4,569(2)
  and Chief Executive  1996  324,693        0        0        0    4,500(2)
  Officer

Michael O'Connell      1998  235,616        0  119,800  110,000    4,800(2)
  Executive Vice       1997  211,769   56,000        0   40,000    4,750(2)
  President, Chief     1996  195,962   10,000        0   40,000    4,500(2)
  Financial and
  Administrative
  Officer; President
  of Pharmaceutical
  Sciences

Les Riley              1998  235,616        0  119,800   75,000    4,800(2)
  Senior Vice          1997  211,769   56,000        0   40,000  169,799(3)
  President, President 1996  190,769   10,000        0  125,000    3,249(2)
  of Dermatology and
  Skin Care

Subhash Saxena, Ph.D.  1998  188,077        0        0   70,000    4,800(2)
  Senior Vice          1997  166,731   37,500        0   20,000    4,560(2)
  President, Research  1996  137,846    5,000        0   20,000    4,285(2)
  and Development/
  Regulatory Affairs

---------------

(1) The dollar value of restricted stock awards net of consideration paid by the named executive officer was calculated using the closing market price of the Company's Common Stock on date the restricted stock award was granted. Each restricted stock award provides that for a period of three years after the award of restricted stock, the recipient may not sell, assign, transfer, pledge or otherwise encumber the shares of restricted stock. Any cash dividends with respect to shares of restricted stock are automatically reinvested in additional shares of restricted stock. Each restricted stock award provides that if the employee should leave the employ of the Company prior to three years from the date of award, unless waived by the administrator of the plan under certain circumstances, the Company will have the right to repurchase the restricted stock at their original purchase price of $.01 per share. As of December 31, 1998, the Company had a total of 100,000 shares of restricted stock outstanding with an aggregate value of $537,500 based on the value of the Company's shares at December 31, 1998.
(2) The stated amounts are Company matching contributions to the Advanced Polymer Systems Salary Reduction Profit Sharing Plan. In 1998, the Company made matching contributions equal to 50% of each participant's contribution during the plan year up to a maximum amount equal to the lesser of 3% of each participant's annual compensation or $4,800.
(3) This amount consists of $165,349 in relocation costs that were taxable to Mr. Riley in 1997 and $4,450 in Company matching contribution to the Advanced Polymer Systems Salary Reduction Profit Sharing Plan. See note
    (2) above.

The following table sets forth certain information with respect to options granted during 1998 to the executive officers named in the Summary
Compensation Table.

STOCK OPTION GRANTS IN 1998

                                                          POTENTIAL REALIZABLE
                                                          VALUE AT ASSUMED
                                                          ANNUAL RATES OF
                                                          STOCK PRICE
                                                          APPRECIATION FOR
                               INDIVIDUAL GRANTS            OPTION TERM(1)
                      ----------------------------------- --------------------
                                   %
                                  OF
                                 TOTAL
                                 OPTIONS
                      NUMBER OF  GRANTED
                      SECURITIES TO
                      UNDERLYING EMPLOYEES
                      OPTIONS    IN     EXERCISE
                       GRANTED   FISCAL PRICE   EXPIRATION
NAME                    (#)(2)   YEAR   ($/SH)   DATE      5%($)      10%($)
--------------------  ---------  ----   ------   --------  -------    ------
John J. Meakem, Jr.     60,000    8.5   $7.000   03/06/08  264,136    669,372
                        95,000   13.5   $4.188   10/20/08  250,212    634,086
                        43,000    6.1   $4.625   12/16/08  125,071    316,956
Michael P.J. O'Connell  20,000    2.8   $6.375   01/13/08   80,184    203,202
                        60,000    8.5   $4.188   10/20/08  158,029    400,476
                        30,000    4.2   $4.625   12/16/08   87,259    221,132
Les Riley               20,000    2.8   $6.375   01/13/08   80,184    203,202
                        25,000    3.6   $4.188   10/20/08   65,845    166,865
                        30,000    4.3   $4.625   12/16/08   87,259    221,132
Subhash Saxena, Ph.D.   20,000    2.8   $6.000   06/23/08   75,467    191,249
                        30,000    4.3   $4.188   10/20/08   79,014    200,238
                        20,000    2.8   $4.625   12/16/08   58,173    147,421

---------------
(1) Potential realizable value is based on an assumption that the price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten year option term. The numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission ("SEC") and do not reflect the Company's estimate of future stock price growth.
(2) The options granted under the Company's 1992 Stock Plan typically vest over 4 years at 25% annually. Payments on exercise, including any taxes the Company is required to withhold, may be made in cash, by a full recourse promissory note or by tender of shares. Options are granted at fair market value on the date of grant.


The following table sets forth certain information with respect to options exercised during 1998 and the value of options held at fiscal year end by the executive officers named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN 1998 AND 1998 YEAR-END OPTION VALUES

                                                                       VALUE OF UNEXERCISED
                                           NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS
                                          OPTIONS AT 1998 YEAR-END     AT FISCAL YEAR END (2)
                                          ------------------------- --------------------------
                       SHARES
                       ACQUIRED
                       UPON
                       OPTION    REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
NAME                   EXERCISE   ($)(1)     (#)         (#)           ($)         ($)
---------------------  -------- --------  ----------- ------------- ----------- ------------
John J. Meakem, Jr.    20,000   100,938   625,081     225,833       189,903     115,369
Michael P.J. O'Connell      0         0   330,833     119,167        74,216      71,689
Les Riley                   0         0   151,146      88,854        22,500      29,675
Subhash Saxena, Ph.D        0         0   139,667      70,833        55,000      35,923

---------------
(1) Market value of underlying securities at exercise less the exercise price.
(2) Market value of underlying securities at fiscal year-end minus the exercise price of "in-the-money" options.


APS did not make any awards during 1998 to any of the executive officers named in the Summary Compensation Table under any long-term incentive plan providing compensation intended to serve as an incentive for performance to occur over a period longer than one fiscal year, excluding options and restricted stock awards.

          REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

The Compensation and Stock Option Committee of the Board of Directors (the "Committee") is responsible for establishing compensation policies applicable to the Company's executive officers and, pursuant to such policies, determining the compensation payable to the Company's chief executive officer and other executive officers of the Company. The committee consists of Peter Riepenhausen, Toby Rosenblatt and C. Anthony Wainwright, each of whom is a nonemployee director of the Company. The following report relates to compensation payable to the Company's executive officers for the year ended December 31, 1998.

COMPONENTS OF COMPENSATION

There are three components of compensation payable to the Company's executive officers; base salary, equity-based incentive compensation in the form of stock options and restricted stock awards and annual incentive compensation in the form of cash bonuses.

COMPENSATION POLICIES

The Company's compensation policies for all employees, including executive officers, are designed to provide targeted compensation levels that are competitive with those of regional high technology companies of similar size, with whom the company must compete in the recruitment of senior personnel.
The Committee also seeks to tie incentive cash bonuses to the achievement of a preestablished performance objectives for the Company approved by the Committee, and to use stock options and restricted stock awards to promote equity-ownership in the Company at levels deemed appropriate by the Committee for executive officers. The goals of the Committee are to align compensation with the Company's objectives and performance, and to enable the Company to attract, retain and reward executives who contribute to the long-term success of the Company. The Company does not believe that compensation payable by it will be subject to the limitations on deductibility provided under Section 162(m) of the Internal Revenue Code.

BASE SALARIES

The salary component of executive compensation is based on the executive's level of responsibility for meeting the Company's objectives and performance, and comparison to similar positions in the Company and comparable companies. Base salaries for executive officers are reviewed and adjusted annually based on information regarding competitive salaries, including salary survey data provided by third parties regarding regional high technology companies. Individual increases are established by the Committee (taking into account recommendations of the chief executive officer concerning the overall effectiveness of each executive).

CASH BONUSES

Cash bonuses for executive officers are determined under the Company's bonus plan applicable to management-level employees. This plan, adopted by the Committee, establishes both performance objectives for the Company and a target-bonus for each executive officer, which is a percentage of each executive's base salary. A portion of the target bonus is payable only if pre-established performance objectives are achieved and the percentage of the bonus which is payable increases as base performance objectives are exceeded. No cash incentive bonuses were paid in 1998.

STOCK OPTIONS AND RESTRICTED STOCK AWARDS

The Company's compensation policies recognize the importance of stock ownership by senior executives and equity based incentive compensation is an integral part of each executive's compensation. The Committee believes that the opportunity for stock appreciation through stock options which vest over time promotes the relationship between long-term interests of executive officers and stockholders. The size of specific options grants takes into account the executive officer's salary, number of options previously granted, as well as shares of Common Stock held, and the contributions to the Company's success.

In 1998, the Company's 1992 Stock Plan was amended to also permit the awards of restricted stock. The restricted stock awards provide that each recipient of restricted stock shall pay the purchase price of the stock, which may not be less than the par value of the stock, within 15 days of grant of the award, and that for a period of three years after the award of restricted stock, the recipient may not sell, assign, transfer, pledge or otherwise encumber the shares of restricted stock. Any cash dividends with respect to shares of restricted stock are automatically reinvested in additional shares of restricted stock and any stock dividends are paid in the form of restricted stock. Unless waived by the administrator of the Company's 1992 Stock Plan in the event of a sale of or a merger involving the Company, if a recipient's employment is terminated during the three - year restriction period, all shares of restricted stock are forfeited and are repurchased by the Company at their original purchase price.

COMPENSATION PAYABLE TO CHIEF EXECUTIVE OFFICER

The 1998 salary for Mr. Meakem, the Company's chairman, president and chief executive officer, was determined principally from the terms of his employment agreement with the Company dated May 1, 1993. See "Certain Transactions".
The Compensation Committee and Board of Directors increased the base salary of $345,000 to $365,000 effective April 1, 1998. This increase in base salary corresponds to the average percentage increase in salaries payable to all employees. Mr. Meakem did not receive any incentive cash bonus in 1998. Mr. Meakem was granted stock options to acquire an aggregate of 198,000 shares of Common Stock, which was based on Mr. Meakem's position with and contribution to the Company, the number of options previously granted to him and the shares of Common Stock then held by him. He was also granted a restricted stock award of 60,000 shares in 1998, which was designed to retain his services to the Company for at least the next three years following the award. As of April 22, 1999, Mr. Meakem holds presently exercisable stock options to purchase 641,747 shares, 60,000 shares of restricted stock, and including options and restricted stock award, beneficially owns as of that date 893,467 shares of the Company's Common Stock.

                                    Compensation and Stock Option Committee
                                    Peter Riepenhausen
                                    Toby Rosenblatt
                                    Charles Anthony Wainwright

                     PERFORMANCE GRAPH

The rules of the SEC require APS to include in this Proxy Statement a line graph presentation comparing cumulative five year stockholder returns, on a dividend reinvested basis, with broad based equity index and a published industry index. In previous years, the Company has selected the S&P 500 Stock Index and H&Q Technology Stock Index for purposes of the comparison which appears below. For 1998, the Company has also included the Russell 2000 Index which it believes is a more appropriate comparison of the performance of the Company's stock to stocks of other companies with a low market capitalization. The graph assumes that $100 was invested in APS stock and each index on December 31, 1993, with all dividends reinvested. Past stock performance is not necessarily indicative of future results.

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]



                              12/93  12/94  12/95  12/96  12/97  12/98  3/99
                              -----  -----  -----  ------ -----  ------ ----
ADVANCED POLYMER SYSTEMS INC. 100     83    105    145    126    102     83
S&P 500                       100    101    139    171    229    294    309
H&Q TECHNOLOGY                100    120    180    223    262    407    443
RUSSELL 2000                  100     98    126    147    180    179    165

                           CERTAIN TRANSACTIONS

The Company entered into a three-year employment agreement with Mr. Meakem in May 1993. In 1995, the employment agreement was amended to extend the term for an additional three years and provide for automatic yearly extensions thereafter unless written notice of its intention not to automatically extend the agreement is given by either party and was further amended in April 1999 to include in the definition of "change in control" a change in a majority of the Board of Directors discussed below. The employment agreement provides that Mr. Meakem may elect to terminate his employment within stated periods of a change in control of the Company and receive an amount equal to his prior twelve months' salary and bonus, payable over the subsequent twelve month period. Mr. Meakem is entitled to receive an amount equal to twice his prior twelve months' salary and bonus if the Company should terminate his employment within stated periods of a change in control or if he elects to terminate his employment following a change in control if his position with the Company is reduced in terms of responsibility or indicia of status. "Change in control" under the agreement is defined to include an acquisition of more than fifty percent of the outstanding shares of the Company or a change in the majority of the individuals who were members of the Board of Directors in May 1993 (the "Initial Directors") plus any new directors who were approved by a majority of the original Initial Directors and any new directors who were so approved by them, but excluding any new director who initially assumed office as a result of an actual or threatened contested election of directors.

As of April 26, 1999, the Company had an outstanding secured loan receivable of $235,000 from John J. Meakem, Jr. The loan is secured by the shares of Company stock owned by Mr. Meakem. In 1998, the Company charged an interest rate of 5% on this loan, which was intended to be equivalent to interest earned by the Company on its short term investments. The rate of interest was increased beginning March 1, 1999 to a rate equal to the Company's cost of funds (approximately 13.87%) or, if lower, the highest rate permitted under applicable law. The loan was approved by the Compensation and Stock Option Committee of the Company's Board of Directors. Repayment of the loan is due on or before December 31, 1999.

During 1998, the Company paid to Dr. Carl Ehmann, Dr. Jorge Heller (who consults for the Company on a full time basis and is the Company's Chief Scientist), Peter Riepenhausen and Mr. C. Anthony Wainwright, all who are directors of the Company for consulting services in their fields of expertise, the respective amounts of $3,000, $160,000, $7,500 and $4,500, respectively. Payments for similar services in 1997 were $0, $144,999, $0 and $2,000, respectively, and in 1996 were $0, $127,000, $0 and $0, respectively.

The Company has entered into agreements with Biosource Technologies, Inc. ("Biosource") of which Toby Rosenblatt is a stockholder and a former director. All agreements between APS and Biosource have been, and will continue to be, considered and approved by a vote of the disinterested directors. The agreements provided APS worldwide rights to use and sell Biosource's biologically-synthesized melanin in Microsponge(R) systems for all sun protection, cosmetic, ethical dermatology and over-the-counter skin care purposes. In return, APS was required to make annual minimum purchases of melanin, pay royalties on sales of APS melanin-Microsponge products and was required to prepay $500,000 of royalties. For estimated losses on purchase commitments and related inventory, the Company accrued $1,400,000 in 1996.
All minimum financial commitments under the current agreements have been expensed by APS. In 1996, APS paid Biosource the 1995 minimum purchase commitment by issuing Biosource 94,000 shares of APS common stock. In November 1997 Biosource filed a complaint against the Company in the San Mateo Superior Court alleging failure to make annual minimum purchases of melanin and the Company cross complained. In December 1998, the Company reached a settlement agreement with Biosource for a net amount of $1,300,000, which consists of a $1,500,000 settlement of Biosource's claims and a $200,000 settlement of the Company's cross claims.

                    INDEPENDENT PUBLIC ACCOUNTANTS

The Board has selected KPMG LLP ("KPMG") as independent public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 1999. KPMG has acted as the Company's auditors since the Company's inception in 1983. A representative of KPMG will be present at the Annual Meeting and will have an opportunity to make a statement if such representative desires to do so. The representative of KPMG also will be available to respond to questions raised during the meeting.

                            FINANCIAL STATEMENTS

The Company's annual report to stockholders for the fiscal year ended December 31, 1998, containing audited consolidated balance sheets as of the end of each of the past two fiscal years and audited consolidated statements of operations, shareholders' equity and cash flows for each of the last three fiscal years, is being mailed with this proxy statement to stockholders entitled to notice of the Annual Meeting.

                SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

Under the applicable rules of the Securities and Exchange Commission, a stockholder who wishes to submit a proposal for inclusion in the proxy statement of the Board of Directors for the annual meeting of stockholders to be held in the spring of 2000 must submit such proposal in writing to the Secretary of the Company at the Company's principal executive offices no later than January 15, 2000. The applicable rules of the SEC impose certain limitations on the content of proposals and also contain certain eligibility and other requirements (including the requirement that the proponent must have continuously held at least $2000 in market value or 1% of the Company's Common Stock for at least one year before the proposal is submitted).

                                 OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to bring any other business before the Annual Meeting, and so far as is known to the Board, no other matters which will be presented to the Annual Meeting. If, however, any other matter is properly presented at the Annual Meeting, it is intended that [WHITE] proxies in the form enclosed with this Proxy Statement will be voted on such matter in accordance with the judgment of the person or persons voting such proxies.

                                           BY ORDER OF THE BOARD OF DIRECTORS,

                                           Julian N. Stern, Secretary

Redwood City, California
May 10, 1999


    You Are Cordially Invited To Attend The Meeting In Person.  Whether Or Not
        You Plan To Attend The Meeting, You Are Requested To Sign And Return
              The Accompanying Proxy In The Enclosed Postpaid Envelope.

APPENDIX A

             INFORMATION CONCERNING DIRECTORS, EXECUTIVES AND OTHER REPRESENTATIVES OF THE COMPANY WHO MAY SOLICIT PROXIES
                       FROM THE COMPANY'S SHAREOWNERS

Set forth below are the present principal occupation or employment, and the name, principal business and address of any corporation or organization in which such employment is carried on, for (1) each of the Company's directors and (2) executives and other representatives of the Company who may solicit proxies from the Company's stockholders or, in the case of Warburg Dillon Read, communicating with stockholders in connection with its engagement as financial advisor. Except as otherwise provided in this Proxy Statement (including the Appendices hereto), none of the individuals listed below (i) directly or indirectly owns any shares of Common Stock or any other securities of the Company, (ii) is, or was within the past year, a party to any contracts, arrangements or understandings with any person with respect to any securities of the Company, including but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies, or (iii) to the knowledge of the Company, has, directly or through an associate, any arrangement or understanding with any person with respect to future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party, nor any material interest, direct or indirect, in any transaction which has occurred since January 1, 1998 or any currently proposed transaction, or series of similar transactions, to which the Company or any of its affiliates was or is to be a party and in which the amount involved exceeds $60,000.

                  DIRECTORS AND EXECUTIVES OF THE COMPANY
                  ---------------------------------------
                                             PRESENT OFFICE OR OTHER
           NAME AND PRINCIPAL                PRINICIPAL OCCUPATION OR
           BUSINESS ADDRESS(1)               OTHER EMPLOYMENT
           -------------------               -------------------------
           John J. Meakem, Jr.               Chairman of the Board, Chief
                                             Executive Officer and President
                                             of the Company

           Carl Ehmann, M.D., F.A.C.P.       Group Director, Global Research
           Reckitt & Colman plc              and Development, Reckitt & Colman
           67 Alma Road                      plc
           Windsor, Berkshire  SL4 3HD

           Jorge Heller, Ph.D.               Chief Scientist and full time
                                             Consultant to the Company

           Peter Riepenhausen                Business Consultant

           Toby Rosenblatt                   President, The Glenn Ellen
           The Glenn Ellen Company           Company Vice President, Founders
                                             Investments, Ltd.

           Gregory H. Turnbull               Business Consultant

           Charles Anthony Wainwright        Chairman, McKinney & Silver
           McKinney & Silver
           1500 N.W. 49th Street, Suite 500
           Ft. Lauderdale, FL  33309

           Dennis Winger                     Senior Vice President and Chief
           Perkin-Elmer Corporation          Financial Officer, Perkin-Elmer
           50 Danbury Road                   Corporation
           Wilton, CT  06897

           Michael O'Connell                 Executive Vice President, Chief
                                             Financial and Administrative
                                             Officer of the Company,
                                             President of Pharmaceutical
                                             Sciences

           Gordon Sangster                   Vice President, Finance and
                                             Controller of the Company

(1) Unless otherwise indicated, the principal business address of each director and executive officer of the Company is 123 Saginaw Drive, Redwood City, California 94063.

                    OTHER REPRESENTATIVES OF THE COMPANY
                    ------------------------------------
                                             PRESENT OFFICE OR OTHER
           NAME AND PRINCIPAL                PRINICIPAL OCCUPATION OR
           BUSINESS ADDRESS(2)               OTHER EMPLOYMENT
           -------------------               -------------------------
           Paul M. Donofrio                  Managing Director, Warburg Dillon
                                             Read LLC

           Christopher J. Seiter             Director, Warburg Dillon Read LLC

           Donald M. Ritucci                 Associate Director, Warburg
                                             Dillon Read LLC

(2) The principal business address of each representative of Warburg Dillon Read is 299 Park Avenue, New York, New York 10171.

                                    APPENDIX B

                  SHARES OF COMMON STOCK HELD BY THE COMPANY'S DIRECTORS,
                   EXECUTIVES AND OTHER REPRESENTATIVES WHO MAY SOLICIT
                 PROXIES, AND CERTAIN TRANSACTIONS BETWEEN ANY OF THEM AND
                                   THE COMPANY

Mr. Sangster beneficially owns 88,661 shares of Company Common Stock (including 88,334 shares subject to stock options exercisable within 60 days of April 22, 1999).

Warburg Dillon Read LLC is an investment banking firm that provides a full range of financial services for institutional and individual clients. In the ordinary course of business, Warburg Dillon Read and its affiliates regularly buy and sell securities, including securities of the Company, for their own account and for the accounts of customers, which transactions may result from time to time in Warburg Dillon Read having a net "long" or net "short" position in the securities of the Company or option contracts or other derivatives in or relating to such securities. As of April 22, 1999, Warburg Dillon Read beneficially owned [less than 1%] of the Company's outstanding Common Stock.

Except as disclosed in this Proxy Statement (including the Appendices hereto), to the Company's knowledge, none of its directors, executives or other representatives named herein has any interest, direct or indirect, by security holdings or otherwise, in the Company.

             TRANSACTION IN COMMON STOCK WITHIN THE PAST TWO YEARS

Listed below are the only purchases and sales of Company Common Stock within the past two years by the directors and executives of the Company who may solicit proxies on the Company's behalf, or in the case of Warburg Dillon Read, communicate with stockholders regarding aspects of its engagement as financial advisor, and certain information concerning such transactions. To the Company's knowledge, no director or executive who may solicit proxies on the Company's behalf made any other transactions in Company securities within the past two years.

                               Number of
                               Shares
                               Purchased/
Name                           (Sold)               Date of Transaction
---------------------          -----------          -------------------
John J. Meakem, Jr.                71 (1)           03/31/97
                               (2,000)              05/08/97
                               (1,000)              05/16/97
                               (1,000)              05/20/97
                               (2,000)              06/20/97
                               (1,000)(6)           06/25/97
                               (1,000)              06/27/97
                               (1,000)              06/30/97
                                   86 (1)           06/30/97
                                5,000 (3)           08/13/97
                               (5,000)(3)           08/13/97
                               (1,000)              09/05/97
                               (2,000)              09/05/97
                               (3,000)              09/22/97
                               (3,000)              09/25/97
                               (6,000)              09/26/97
                                   28 (1)           09/30/97
                                  574 (2)           10/30/97
                               (5,000)              12/30/97
                                   11 (1)           12/31/97
                               10,000 (3)           03/27/98
                              (10,000)(3)           03/27/98
                               10,000 (3)           03/30/98
                              (10,000)(3)           03/30/98
                                2,776 (2)           04/30/98
                               60,000 (5)           06/23/98
                              (11,100)(6)           06/17/98
                                  100 (1)           06/30/98
                                   91 (1)           09/30/98
                                  611 (2)           10/30/98
                                   10 (1)           12/31/98


Carl Ehmann, M.D., F.A.C.P.         0

Jorge Heller, Ph.D.            10,000 (4)           12/05/97

Peter Riepenhausen              5,000 (3)           08/7/97
                               (5,000)(3)           08/7/97
                                5,000 (4)           08/13/97

Toby Rosenblatt                     0

Gregory H. Turnbull                 0

Charles Anthony Wainwright      1,000               04/16/97

Dennis Winger                       0

Michael O'Connell                  71 (1)           03/31/97
                                   58 (1)           06/30/97
                                   45 (1)           09/30/97
                                  908 (2)           10/31/97
                                   49 (1)           12/31/97
                                1,227 (2)           04/30/98
                               20,000 (5)           06/23/98
                                   60 (1)           06/30/98
                                   92 (1)           09/30/98
                                2,102 (2)           10/30/98
                                   77 (1)           12/31/98

Gordon Sangster                    15 (1)           03/31/97
                                   12 (1)           06/30/97
                                   10 (1)           09/30/97
                                1,200 (2)           10/31/97
                                   10 (1)           12/31/97
                                1,159 (2)           04/30/98
                                   13 (1)           06/30/98
                                   20 (1)           09/30/98
                                1,998 (2)           10/30/98
                               (1,998)              11/13/98
                               (2,359)              12/07/98
                                   12 (1)           12/31/98

Paul M. Donofrio                3,000               12/19/97

Christopher J. Seiter              0

Donald M. Ritucci                  0

------------------
(1) Shares purchased through the Company's Salary Reduction Profit Sharing
    Plan.
(2) Shares purchased through the Company's 1997 Employee Stock Purchase Plan.
(3) Shares purchased through exercise of stock options and sold in the same day.
(4) Shares purchased through exercise of stock options.
(5) Shares purchased in the form of a Restricted Stock Award.
(6) Shares disposed through a gift.

                                APPENDIX C

                     ADVANCED POLYMER SYSTEMS, INC.
               PROXY SOLICITED BY THE BOARD OF DIRECTORS
                FOR THE ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD JUNE 16, 1999

The undersigned hereby appoints John J. Meakem, Jr. and Julian N. Stern, or either of them, each with full power of substitution, as the proxyholder(s) of the undersigned to represent the undersigned and vote all shares of the Common Stock of Advanced Polymer Systems, Inc. (the "Company"), which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of the Company to be held at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California at 9:00 a.m. local time on June 16, 1999, and at any adjournments or postponements of such meeting, as follows:

The Board of Directors recommends that you vote FOR the following proposals. This proxy, when properly executed, will be voted in the manner directed. WHEN NO CHOICE IS INDICATED THIS PROXY WILL BE VOTED FOR THE FOLLOWING PROPOSAL. This proxy may be revoked by the undersigned at any time, prior to the time it is voted, by any of the means described in the accompanying proxy statement.

    [X]   Please mark
          votes as in
          this example

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

1. To elect as directors, to hold office until the next annual meeting of stockholders and until their successors are elected, the eight nominees listed below:

Nominees: Carl Ehmann, Jorge Heller, John J. Meakem, Jr., Peter Riepenhausen, Toby Rosenblatt, Gregory H. Turnbull, Charles Anthony Wainwright and Dennis Winger

              [ ]   FOR                   [ ]   WITHHELD
                    ALL                         FROM ALL
                  NOMINEES                      NOMINEES


[ ]
    ----------------------------
    For all nominees, except as noted above.

2. In their discretion the proxyholders are authorized to transact such other business as properly may come before the meeting or any adjournments or postponements of the meeting. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the meeting.

     MARK HERE
    FOR ADDRESS          [ ]
     CHANGE AND
    NOTE AT LEFT

Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.


Signature:            Date:            Signature:            Date:
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